UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 14, 2009

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Blockbuster Inc. (the “Company”) announced today that it intends to offer up to $340 million aggregate principal amount of senior secured notes due 2014 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be senior secured obligations of the Company and will be guaranteed by the Company’s domestic subsidiaries that guarantee the Company’s indebtedness under the credit agreement. The Notes and the guarantees will be secured by a first-priority lien, having equal priority to liens granted under the Company’s credit agreement on substantially all of the Company’s and the guarantors’ assets which secure the loans under the credit agreement. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Company plans to use the proceeds of the Notes to repay all indebtedness outstanding under the Company’s revolving credit facility and its revolving asset-based loan facility in Canada, fund fees and expenses of the transaction and for general corporate purposes. In addition, the Company intends to pursue an amendment under its credit agreement, whereby the lenders under the term loan facility will be given the option to purchase Notes in exchange for repayment of their loans under the term loan facility, or to amend and extend the maturity of their loans from August 20, 2011 to May 31, 2012, with a revised mandatory loan amortization payment schedule and an increased applicable interest rate margin. The amendment will also include changes to the financial covenants and other terms.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

On September 14, 2009, the Company issued a press release announcing its intention to offer the Notes, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated September 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: September 14, 2009	By:	/s/ Thomas M. Casey
Thomas M. Casey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 14, 2009.